EXHIBIT 99.1

Community Capital Corporation Reports Results For 2010

GREENWOOD, S.C., Jan. 26, 2011 (GLOBE NEWSWIRE) -- Community Capital Corporation (Nasdaq:CPBK) reports operating results for the twelve months and quarter ended December 31, 2010.

  Total risk based capital of 12.17% remains above the regulatory definition to be well capitalized of 10%
  Allowance for loan losses coverage increased to 3.58% of gross loans as of December 31, 2010 from 2.64% at September 30, 2010
  Loans past due 30 to 89 days to gross loans remains low at 0.32% at December 31, 2010, compared to 0.28% at September 30, 2010
  Net interest margin increased 47 basis points from 2.79% for the quarter ended September 30, 2010 to 3.26% for the quarter ended December 31, 2010
  Noninterest bearing deposits increased 2.09% in the fourth quarter of 2010 and comprise 20.82% of total deposits
  Brokered deposits declined from $11.8 million at September 30, 2010 to $7.8 million at December 31, 2010 and now represent 1.6% of total deposits
  Balance sheet contraction continues as we are utilizing cash on hand to fund the run off of higher priced CDs
  Wealth Management Group assets increased 8.40% to $659 million at December 31, 2010 versus $607 million at September 30, 2010.

Community Capital Corporation today reported a net loss for the three months ended December 31, 2010 of $6,960,000, or $(0.70) per diluted share, compared to a net loss of $1,382,000, or $(0.15) per diluted share, for the same period in 2009.   The company recorded provision for loan losses of $12 million during the fourth quarter of 2010 compared to $1 million during the fourth quarter of 2009.

Net loss for the twelve months ended December 31, 2010 was $5,485,000, or $(0.55) per diluted share, compared to $25,245,000, or $(4.34) per diluted share for the twelve months ended December 31, 2009. The company recorded a provision for loan losses of $18.4 million during 2010, compared to $32.8 million for the same period in 2009.

Total assets decreased 12.48% to $655,934,000 at December 31, 2010 from $749,442,000 as of December 31, 2009, and decreased $31,770,000, or 4.62%, from $687,704,000 at September 30, 2010. Total loans decreased $87,785,000, or 15.48%, to $479,393,000 at December 31, 2010 from $567,178,000 at December 31, 2009, and decreased $25,115,000, or 4.98%, from $504,508,000 at September 30, 2010. Total deposits decreased $88,301,000, or 15.13%, to $495,182,000 at December 31, 2010 from $583,483,000 at December 31, 2009, and decreased $24,456,000, or 4.71%, from $519,638,000 at September 30, 2010.

William G. Stevens, President/CEO of Community Capital Corporation, stated, "Our company has endured another challenging year. As compared to December 31, 2009, we ended 2010 with a significantly lower dollar amount of nonaccrual loans, an increase in loan loss reserve in excess of 20%, and an increase in total risk based and tangible capital to assets ratios. We are fortunate to have strong non-interest earning capabilities primarily with our rapidly growing wealth management function that now has $659 million in assets. Along with these balance sheet enhancements and consistent core earnings, we will continue our daily efforts to improve our asset quality and return our company to profitability."

Community Capital Corporation is the parent company of CapitalBank, which operates 18 community oriented branches throughout upstate South Carolina and offers a full array of banking services, including a diverse wealth management group. Additional information on CapitalBank's locations and the products and services offered are available at www.capitalbanksc.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this news release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective.  Such forward-looking statements include but are not limited to (1) statements regarding potential future economic recovery, (2)  statements with respect to our plans, objectives, expectations and intentions and other statements that are not historical facts, and (3) other statements identified by words such as "believes," "expects," "anticipates," "estimates," "intends," "plans," "targets," and "projects," as well as similar expressions.  Such statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate.  Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized.  The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the potential that loan charge-offs may exceed the allowance for loan losses or that such allowance will be increased as a result of factors beyond our control; (2) our ability and success in resolving troubled loans; (3) adverse conditions in the stock market, the public debt market, and other capital markets (including changes in interest rate conditions); (4) changes in deposit rates, the net interest margin, and funding sources; (5) the strength of the U.S. economy in general and the strength of the local economies in which we conduct operations may be different than expected resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on our loan portfolio and allowance for loan losses; (6) the challenges, costs and complications associated with the continued development of our branches; (7) changes in the U.S. legal and regulatory framework, including the effect of recent financial reform legislation on the banking industry; (8) our dependence on senior management; (9) competition from existing financial institutions operating in our market areas as well as the entry into such areas of new competitors with greater resources, broader branch networks and more comprehensive services; (10) risks inherent in making loans including repayment risks and value of collateral; (11) fluctuations in consumer spending and saving habits; (12) the demand for our products and services; (13) the challenges and uncertainties in the implementation of our expansion and development strategies; (14) the adequacy of expense projections and estimates of impairment loss; (15) unanticipated regulatory or judicial proceedings; and (16) the timely development and acceptance of products and services, including products and services offered through alternative delivery channels such as the Internet.

Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in Community Capital Corporation's reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC's Internet site (http://www.sec.gov).  All references to financial information as of December 31, 2009 are derived from our Annual Report on Form 10-K for the year ended December 31, 2009. All subsequent written and oral forward-looking statements concerning the company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Financial Highlights	Three Months	Three Months	Twelve Months	Twelve Months
(Dollars in thousands, except per share data)	Ended	Ended	Ended	Ended
	December 31,	December 31,	December 31,	December 31,
	2010	2009	2010	2009
Earnings Summary	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)

Interest income	$7,218	$8,502	$31,010	$36,233
Interest expense	2,198	3,225	10,903	13,867
Net interest income	5,020	5,277	20,107	22,366
Provision for loan losses	12,000	1,000	18,350	32,800
Non-interest income	2,160	1,805	10,701	7,530
Non-interest expense	5,908	6,941	21,397	31,774
Income (loss) before taxes	(10,728)	(859)	(8,939)	(34,678)
Income tax expense (benefit)	(3,768)	523	(3,454)	(9,433)
Net income (loss)	$(6,960)	$(1,382)	$(5,485)	$(25,245)

Per Shares Ratios:
Basic earnings (loss) per share	$ (0.70)	$ (0.15)	$ (0.55)	$ (4.34)
Diluted earnings (loss) per share	$ (0.70)	$ (0.15)	$ (0.55)	$ (4.34)
Dividends declared per share	--	--	--	$0.15
Book value per share	$4.73	$5.47	$4.73	$5.47

Common Share Data:
Outstanding at period end	10,016,648	9,875,823	10,016,648	9,875,823
Weighted average outstanding	9,971,939	9,327,208	9,914,218	5,820,044
Diluted weighted average outstanding	9,971,939	9,327,208	9,914,218	5,820,044

Capital Ratios:
Tier 1 leverage ratio	7.77%	8.31%	7.77%	8.31%
Tier 1 risk-based capital ratio	10.89%	10.88%	10.89%	10.88%
Total risk-based capital ratio	12.17%	12.15%	12.17%	12.15%
Tangible equity to tangible assets (period end)	7.12%	6.99%	7.12%	6.99%

Balance Sheet Highlights	Three Months	Three Months	Three Months	Twelve Months	Twelve Months
(Dollars in thousands)	Ended	Ended	Ended	Ended	Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2010	2010	2009	2010	2009
Average Balances:	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
Total assets	$677,334	$734,956	$749,170	$728,346	$774,665
Earning assets	615,280	673,392	708,038	666,856	716,220
Loans	497,550	517,941	596,492	528,403	617,311
Deposits	509,186	566,325	572,368	560,297	550,035
Interest bearing deposits	408,113	460,761	467,712	455,101	451,022
Noninterest bearing deposits	101,073	105,564	104,656	105,196	99,013
Other borrowings	95,400	95,400	99,748	95,400	143,470
Junior subordinated debentures	10,310	10,310	10,310	10,310	10,310
Shareholders' equity	55,316	55,976	58,028	55,293	62,711

Performance Ratios:
Return on average assets	(4.08)%	(0.26)%	(0.73)%	(0.75)%	(3.28)%
Return on average shareholders' equity	(49.92)%	(3.39)%	(9.45)%	(9.92)%	(40.26)%
Net interest margin	3.26%	2.79%	3.00%	3.05%	3.18%
(fully tax equivalent at 38%)
Efficiency ratio	81.89%	82.45%	94.54%	73.87%	105.37%

	Three Months	Three Months	Three Months	Twelve Months	Twelve Months
	Ended	Ended	Ended	Ended	Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2010	2010	2009	2010	2009
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
Asset Quality:
Nonperforming loans	$27,531	$27,896	$42,826	$27,531	$42,826
Other real estate	13,496	14,452	7,165	13,496	7,165
Total nonperforming assets	41,027	42,348	49,991	41,027	49,991
Total impaired loans	39,385	78,104	71,956	39,385	71,956
Total performing troubled debt restructurings	3,436	6,147	1,588	3,436	1,588
Net charge-offs/write-downs	8,148	2,614	24,783	15,345	32,257
Net charge-offs/write-downs to average loans	1.64%	0.50%	4.15%	2.90%	5.23%
Allowance for loan losses to nonperforming loans
	62.35%	47.72%	33.06%	62.35%	33.06%
Nonperforming loans to total loans	5.74%	5.53%	7.55%	5.74%	7.55%
Nonperforming assets to total assets	6.25%	6.16%	6.67%	6.25%	6.67%
Allowance for loan losses to period end loans	3.58%	2.64%	2.50%	3.58%	2.50%

Other Selected Ratios:
Average equity to average assets	8.17%	7.61%	7.75%	7.59%	8.10%
Average loans to average deposits	97.71%	91.46%	104.21%	94.31%	112.23%
Average loans to average earning assets	80.87%	76.92%	84.25%	79.24%	86.19%

Balance Sheet Data
(Dollars in thousands)	December 31,	September 30,	December 31,
	2010	2010	2009
	(Unaudited)	(Unaudited)	(Audited)
Assets:
Cash and cash equivalents:
Cash and due from banks	$9,315	$11,332	$10,141
Interest bearing deposit accounts	27,860	49,237	38,990
Total cash and cash equivalents	37,175	60,569	49,131
Investment securities:
Securities held-for-sale	74,025	55,422	68,826
Securities held-to-maturity	--	--	160
Nonmarketable equity securities	9,626	9,930	10,186
Total investment securities	83,651	65,352	79,172
Loans held for sale	5,516	5,419	1,103
Loans receivable	479,393	504,508	567,178
Allowance for loan losses	(17,165)	(13,313)	(14,160)
Other real estate owned	13,496	14,452	7,165
Premises and equipment, net	15,342	15,521	16,150
Prepaid expenses	3,349	3,662	4,873
Intangible assets	1,259	1,360	1,663
Cash surrender value of life insurance	17,397	17,211	16,689
Deferred tax asset	8,992	6,093	6,622
Income tax receivable	--	--	9,634
Other assets	7,529	6,870	4,222
Total assets	$655,934	$687,704	$749,442

Liabilities and shareholders' equity:
Deposits:
Noninterest bearing	$103,080	$100,965	$112,333
Interest bearing	392,102	418,673	471,150
Total deposits	495,182	519,638	583,483
FHLB advances	95,400	95,400	95,400
Junior subordinated debentures	10,310	10,310	10,310
Other liabilities	7,638	7,227	6,492
Total liabilities	$608,530	$632,575	$695,685

Shareholders' equity:
Common stock: $1 par value; 20 million shares authorized	$10,721	$10,721	$10,721
Nonvested restricted stock	(116)	(175)	(364)
Capital surplus	64,679	65,244	66,473
Accumulated other comprehensive income (loss)	(460)	352	909
Retained earnings (deficit)	(17,190)	(10,230)	(11,705)
Treasury stock, at cost	(10,231)	(10,783)	(12,277)
Total shareholders' equity	47,404	55,129	53,757
Total liabilities and shareholders' equity	$655,934	$687,704	$749,442

Income Statement Data	Three Months Ended	Three Months Ended	Three Months Ended	Twelve Months Ended	Twelve Months Ended
(Dollars in thousands)	December 31,	September 30,	December 31,	December 31,	December 31,
	2010	2010	2009	2010	2009
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
Interest income:
Interest and fees on loans	$6,722	$6,995	$7,644	$28,559	$32,722
Interest on investment securities	458	422	839	2,286	3,460
Interest on federal funds sold and interest-bearing deposits	38	66	19	165	51
Total interest income	7,218	7,483	8,502	31,010	36,233

Interest expense:
Interest on deposits	1,171	1,758	2,031	6,832	7,894
Interest on borrowings	1,027	1,033	1,194	4,071	5,973
Total interest expense	2,198	2,791	3,225	10,903	13,867

Net interest income	5,020	4,692	5,277	20,107	22,366
Provision for loan loss	12,000	2,750	1,000	18,350	32,800
Net interest income (loss) after provision
	(6,980)	1,942	4,277	1,757	(10,434)
Non-interest income:
Service charges on deposit accounts	408	441	583	1,822	2,313
Gain on sale of loans held for sale	648	519	276	1,875	1,450
Fees from brokerage services	116	69	78	329	263
Income from fiduciary activities	508	507	451	1,936	1,623
Gain on sale of securities held-for-sale
	6	728	--	1,999	224
Gain on sale of fixed assets	--	--	1	--	--
Other operating income	474	478	416	2,740	1,657
Total non-interest income	2,160	2,742	1,805	10,701	7,530
Non-interest expense:
Salaries and employee benefits	2,650	2,521	2,578	10,090	10,389
Net occupancy expense	302	334	342	1,260	1,298
Amortization of intangible assets	101	101	106	404	427
Goodwill impairment	--	--	--	--	7,418
Furniture and equipment expense	174	179	209	764	875
FDIC banking assessments	454	516	1,009	1,694	1,863
FHLB prepayment penalties	--	--	537	--	896
Net cost of operation of other real estate owned
	884	543	767	2,287	3,532
Loss on sale of securities available for sale	--	--	172	--	--
Loss on sale of fixed assets	--	--	--	--	38
Other operating expenses	1,343	1,362	1,221	4,898	5,038
Total non-interest expense	5,908	5,556	6,941	21,397	31,774
Income (loss) before taxes	(10,728)	(872)	(859)	(8,939)	(34,678)
Income tax expense (benefit)	(3,768)	(394)	523	(3,454)	(9,433)
Net income (loss)	$ (6,960)	$ (478)	$ (1,382)	$ (5,485)	$ (25,245)

Loan Composition:	December 31, 2010		September 30, 2010		December 31, 2009
(Dollars in thousands)	Balance	Percent	Balance	Percent	Balance	Percent

Commercial and agricultural	$39,720	8.29%	$42,177	8.36%	$35,082	6.18%
Real estate – construction	99,076	20.66%	105,812	20.97%	145,130	25.59%
Real estate – mortgage and commercial	279,560	58.32%	294,036	58.28%	316,571	55.82%
Home equity	42,167	8.79%	43,158	8.56%	47,409	8.36%
Consumer – Installment	17,636	3.68%	18,009	3.57%	21,564	3.80%
Other	1,234	0.26%	1,316	0.26%	1,422	0.25%
Total	$479,393	100.00%	$504,508	100.00%	$567,178	100.00%

Deposits:	December 31, 2010		September 30, 2010		December 31, 2009
(Dollars in thousands)	Balance	Percent	Balance	Percent	Balance	Percent

Noninterest bearing demand	$103,080	20.82%	$100,965	19.43%	$112,333	19.25%
Interest bearing demand	63,024	12.73%	70,800	13.62%	66,807	11.45%
Money market and savings	175,890	35.52%	180,553	34.75%	166,086	28.47%
Brokered deposits	7,849	1.58%	11,849	2.28%	27,200	4.66%
Certificates of deposit	145,339	29.35%	155,471	29.92%	211,057	36.17%
Total	$495,182	100.00%	$519,638	100.00%	$583,483	100.00%

Wealth Management Group	December 31, 2010	September 30, 2010	December 31, 2009
Fiduciary and Related Services: (Dollars in thousands, except number of accounts)

Market value of accounts	$658,502	$607,433	$505,031
Market value of discretionary accounts	$219,628	$207,498	$188,663
Market value of non-discretionary accounts	$438,874	$399,935	$316,368
Total number of accounts	1,473	1,441	1,440

Yield/Rate Analysis QTD	Three Months Ended			Three Months Ended
	December 31, 2010			December 31, 2009
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Loans(1)(3)	$497,550	$6,729	5.37%	$596,492	$7,652	5.09%
Securities, taxable(2)	56,175	336	2.37%	50,438	585	4.60%
Securities, nontaxable(2)(3)	10,918	122	4.43%	20,192	295	5.80%
Nonmarketable Equity Securities	9,772	33	1.34%	10,186	39	1.52%
Fed funds sold and other (incl. FHLB)	40,864	39	0.38%	30,370	19	0.25%
Total earning assets	$615,279	$7,259	4.68%	$708,038	$8,590	4.81%
Non-earning assets	62,055			41,132
Total assets	$677,334			$749,170

LIABILITIES AND
STOCKHOLDERS' EQUITY
Transaction accounts	$204,400	$397	0.77%	$186,748	$523	1.11%
Regular savings accounts	42,942	100	0.92%	42,120	151	1.42%
Certificates of deposit	160,771	674	1.66%	238,844	1,357	2.25%
Other short term borrowings	--	--	--	--	--	0.00%
FHLB Advances	95,400	833	3.46%	99,748	1,013	4.03%
Junior subordinate debentures	10,310	194	7.47%	10,310	181	6.97%
Total interest-bearing liabilities	$513,823	$2,198	1.70%	$577,770	$3,225	2.21%
Non-interest bearing liabilities	98,195			113,372
Stockholders' equity	55,316			58,028
Total liabilities & equity	$667,334			$749,170

Net interest income/
interest rate spread		$5,061	2.98%		$5,365	2.60%

Net yield on earning assets			3.26%			3.00%

Yield/Rate Analysis YTD	Twelve Months Ended			Twelve Months Ended
	December 31, 2010			December 31, 2009
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Loans(1)(3)	$528,403	$25,587	5.41%	$617,311	$32,753	5.31%
Securities, taxable(2)	51,443	1,650	3.21%	46,768	2,254	4.82%
Securities, nontaxable(2)(3)	13,355	684	5.12%	23,806	1,461	6.14%
Nonmarketable Equity Securities	10,131	140	1.38%	6,111	147	2.41%
Fed funds sold and other (incl. FHLB)	63,524	165	0.26%	22,224	51	0.23%
Total earning assets	$666,856	$31,226	4.68%	$716,220	$36,666	5.12%
Non-earning assets	61,490			58,445
Total assets	$728,346			$774,665

LIABILITIES AND
STOCKHOLDERS' EQUITY
Transaction accounts	$200,331	$2,060	1.03%	$192,222	$1,615	0.84%
Regular savings accounts	44,325	519	1.17%	40,125	655	1.63%
Certificates of deposit	210,450	4,253	2.02%	218,675	5,624	2.57%
Other short term borrowings	--	--	--	17,901	57	0.32%
FHLB Advances	95,400	3,323	3.48%	125,569	5,190	4.13%
Junior subordinate debentures	10,310	748	7.26%	10,310	726	7.04%
Total interest-bearing liabilities	$560,816	$10,903	1.94%	$604,802	$13,867	2.29%
Non-interest bearing liabilities	112,237			107,152
Stockholders' equity	55,293			62,711
Total liabilities & equity	$728,346			$774,665

Net interest income/
interest rate spread		$20,323	2.74%		$22,799	2.83%

Net yield on earning assets			3.05%			3.18%

(1) The effect of loans in nonaccrual status and fees collected is not significant to the computations.
(2) Average investment securities exclude the valuation allowance on securities available-for-sale.
(3) Fully tax-equivalent basis at 38% tax rate for nontaxable securities and loans.
CONTACT: R. Wesley Brewer, Executive Vice President/CFO
         864-941-8290 or email: wbrewer@capitalbanksc.com

         Lee Lee M. Lee, Controller/VP of Investor Relations
         864-941-8242 or email: llee@capitalbanksc.com
         www.comcapcorp.com